As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Digital Drive

Novato, California 94949

(415) 506-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Eric Davis

Senior Vice President, General Counsel

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

(415) 506-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas R. Pollock

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105

(415) 856-7047

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share
Total

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	There is being registered hereunder an indeterminate aggregate offering price and amount of Common Stock as may from time to time be sold at currently indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

We may offer and sell shares of our common stock from time to time in one or more offerings.

This prospectus provides you with a general description of the terms that may apply to an offering of our common stock. Each time we sell common stock pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, carefully before you invest in any of our common stock. This prospectus may not be used to offer or sell common stock unless it accompanies a prospectus supplement.

Our principal executive offices are located at 105 Digital Drive, Novato, California 94949, and our telephone number is (415) 506-6700.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BMRN”. On May 29, 2012, the last reported sale price of our common stock was $39.06 per share.

Investing in our common stock involves various risks. See the sections entitled “RISK FACTORS” on page 3 and “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” on page 4. Additional risks associated with an investment in us will be described in the related prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock may be offered directly by us from time to time, through agents designated by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the applicable prospectus supplement will provide the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is May 30, 2012.

ABOUT THIS PROSPECTUS

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean BioMarin Pharmaceutical Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of shares of our common stock.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, under a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock from time to time in one or more offerings.

Each time we offer common stock pursuant to this prospectus, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of offering. Any prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read this prospectus, any prospectus supplement and any pricing supplement or free writing prospectus prepared by or on behalf of us, in addition to the information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all of the information provided in the registration statement we filed with the SEC. For further information about us or the common stock offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered common stock to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or common stock is sold at a later date pursuant to the prospectus and such prospectus supplement or supplements. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only sell shares of our common stock pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We may sell shares of our common stock to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of shares of our common stock. The prospectus supplement, which we will provide to you each time we offer shares of our common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of the common stock, if any, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

BIOMARIN PHARMACEUTICAL INC.

We develop and commercialize innovative pharmaceuticals for serious diseases and medical conditions. We select product candidates for diseases and conditions that represent a significant unmet medical need, have well-understood biology and provide an opportunity to be first-to-market or offer a significant benefit over existing products. Our product portfolio is comprised of four approved products and multiple investigational product candidates. Approved products include Naglazyme (galsulfase), Kuvan (sapropterin dihydrochloride), Aldurazyme (laronidase) and Firdapse (amifampridine phosphate).

Naglazyme received marketing approval in the United States (U.S.) in May 2005, in the European Union (EU) in January 2006 and subsequently in other countries. Kuvan was granted marketing approval in the U.S. and EU in December 2007 and December 2008, respectively. In December 2009, the European Medicines Agency (EMEA) granted marketing approval for Firdapse, which was launched in the EU in April 2010. Aldurazyme, which was developed in collaboration with Genzyme Corporation (Genzyme) was approved in 2003 for marketing in the U.S., EU and subsequently other countries.

We are conducting clinical trials on several investigational product candidates for the treatment of various diseases including: GALNS, an enzyme replacement therapy for the treatment of Mucopolysaccharidosis Type IV or Morquio Syndrome Type A, or MPS IV A, PEG-PAL, an enzyme substitution therapy for the treatment of phenylketonuria or PKU, BMN-701, an enzyme replacement therapy for Pompe disease, a glycogen storage disorder, BMN-673, an orally available poly (ADP-ribose) polymerase, or PARP inhibitor for the treatment of patients with certain cancers and BMN-111, a peptide therapeutic for the treatment of achondroplasia. We are conducting preclinical development of several other enzyme product candidates for genetic and other metabolic diseases, including BMN-190 for the treatment of late infantile neuronal ceroid lipofuscinosis, or LINCL, a form of Batten disease.

We were incorporated in Delaware in October 1996 and began operations on March 21, 1997. Our principal executive offices are located at 105 Digital Drive, Novato, California 94949 and our telephone number is (415) 506-6700.

RISK FACTORS

Investment in any shares of our common stock offered pursuant to this prospectus involves risks. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our expectations with respect to regulatory submissions and approvals and our clinical trials;

•	any projection or expectation of earnings, revenue or other financial items;

•	the plans, strategies and objectives of management for future operations;

•	factors that may affect our operating results;

•	new products or services;

•	the demand for our products;

•	our ability to consummate acquisitions and successfully integrate them into our operations;

•	future capital expenditures;

•	effects of current or future economic conditions or performance;

•	industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing;

•	our success in pending litigation;

•	our estimates regarding our capital requirements and our need for additional financing.

The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have identified some of the important factors that could cause future events to materially differ from our current expectations and they are described in this prospectus and any prospectus supplement under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. The address of our internet site is http://www.BMRN.com. We make available free of charge on or through our internet site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Other than the electronic prospectus, the information on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or other document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus and any accompanying prospectus supplement, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 22, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the SEC on April 30, 2012;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2012;

•	Our Current Reports on Form 8-K, as filed with the SEC on January 9, 2012, February 22, 2012, May 9, 2012 and May 24, 2012;

•

The description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on July 15, 1999, including any amendment or report filed for the purpose of updating such description; and

•

All other reports and other documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

BioMarin Pharmaceutical Inc.

Attention: Corporate Secretary

105 Digital Drive

Novato, CA 94949

(415) 506-6700

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superceded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supercedes or replaces such statement. Any statement so modified, superceded or replaced shall not be deemed, except as so modified, superceded or replaced, to constitute a part of this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any related prospectus is accurate as of any date other than the date on the front of the document.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of common stock offered by this prospectus to repay or refinance debt, and for working capital, capital expenditures and other general corporate purposes. We may also use the proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. Accordingly, our management will have significant flexibility in applying these proceeds. Each time we sell common stock pursuant to this prospectus, the prospectus supplement relating to the offering will set forth our intended use for the net proceeds we receive from the sale of the shares of our common stock. Pending the application of the net proceeds, we expect to invest the proceeds in short term, interest bearing instruments or other investment grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized common stock consists of 250,000,000 shares, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. At May 28, 2012, there were 116,514,244 shares of our common stock issued and outstanding. The approximate number of stockholders of record of our common stock as of May 28, 2012 was 62.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of us, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and no right to cumulate votes in the election of directors. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

We may issue up to 999,886 shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the stockholders. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the company, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control of us.

PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. We may also sell shares of our common stock to one or more underwriters or to one or more dealers or agents and then register the resale of shares of our common stock by any such underwriters, dealers or agents. The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our common stock offered pursuant to this registration statement may be effected from time to time in one or more transactions on the Nasdaq Global Select Market or in negotiated transactions or a combination of these methods.

The applicable prospectus supplement will describe the terms of the offering of our common stock, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any offering price at which our shares of common stock may be offered to the public;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

We may distribute the shares of our common stock from time to time in one or more transactions at:

•	at a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in a prospectus supplement are underwriters of the common stock offered by such prospectus supplement.

If we use underwriters in the sale, they will acquire the shares of our common stock for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to specific limited conditions, the underwriters will be obligated to purchase all of the shares of common stock offered by the applicable prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the shares of common stock being offered pursuant to this prospectus, we will sell the shares of our common stock to the dealer, as principal. The dealer may then resell the shares of our common stock to the public at varying prices to be determined by the dealer at the time of resale.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase shares of our common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the shares of our common stock, underwriters, dealers or agents may receive compensation from us or from purchasers of the shares of our common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the shares of our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the shares of our common stock, and any institutional investors or others that purchase shares of our common stock directly and then resell the shares of our common stock, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the shares of our common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell common stock covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge common stock covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned common stock or, in an event of default in the case of a pledge, sell the pledged common stock pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

We cannot guarantee the liquidity of the trading markets for our shares of common stock.

Until the distribution of shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of more shares than are listed on the cover of this prospectus supplement. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the related offering. The underwriters may reduce the short position by purchasing shares in the open market, or by exercising all or part of any over-allotment option which may be granted to them. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the related offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the related offering.

Similar to the other purchase transactions, the underwriters’ purchases of our common stock to stabilize its price or to reduce a short position may cause the price of our common stock to be higher than it might be in the absence of such purchases.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock sold in any offering pursuant to this prospectus. In addition, neither the underwriters nor we make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Paul Hastings LLP, San Francisco, California, will pass upon certain legal matters relating to the issuance of the common stock we are offering in this prospectus.

EXPERTS

The consolidated financial statements of BioMarin Pharmaceutical Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as an experts in accounting and auditing.

The financial statements of BioMarin/Genzyme LLC at December 31, 2010 and for the years ended December 31, 2010 and 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K of BioMarin Pharmaceutical Inc. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registrant’s estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC registration fee	$	*
Printing fees and expenses		*
Transfer Agent fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (DGCL), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) the indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the persons seeking indemnification may be entitled; and (iii) the corporation is empowered to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

Pursuant to this authority, as well as the authority of the registrant’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, the registrant has entered into an indemnification agreement with each director and executive officer whereby the registrant has agreed to cover the indemnification obligations.

The registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of its directors, officers, affiliates, partners and employees.

The indemnification provisions in the registrant’s Amended and Restated Bylaws, and the indemnification agreements entered into between the registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act.

Reference is made to the following documents incorporated by reference into this registration statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 23, 2003; (2) the Corrected Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the registrant’s Current Report on Form 8 K filed with the SEC on April 5, 2005; (3) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the registrant’s Annual Report on Form 10 K filed with the SEC on February 22, 2012; (4) the Amended and Restated Bylaws, filed with the SEC on December 23, 2010 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K; and (5) the form of Indemnification Agreement entered into by us with each of our directors and executive officers, filed on October 19, 2010 with the SEC as Exhibit 10.1 to the registrant’s Current Report on Form 8-K, each incorporated by reference into this registration statement.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

5.1	Opinion of Paul Hastings LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC

23.3	Consent of Paul Hastings LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page)

*	To be filed by amendment or as an exhibit on a Current Report on Form 8-K under the Exchange Act.

Item 17.	Undertakings

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on May 30, 2012.

BIOMARIN PHARMACEUTICAL INC.

By:	/S/ DANIEL SPIEGELMAN
Daniel Spiegelman
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Jacques Bienaimé and Daniel Spiegelman and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/S/ JEAN-JACQUES BIENAIMÉ Jean-Jacques Bienaimé	Chief Executive Officer (Principal Executive Officer) and Director	May 30, 2012

/S/ DANIEL SPIEGELMAN Daniel Spiegelman	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 30, 2012

/S/ BRIAN R. MUELLER Brian R. Mueller	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2012

/S/ PIERRE LAPALME Pierre Lapalme	Chairman and Director	May 30, 2012

/S/ KENNETH BATE Kenneth Bate	Director	May 30, 2012

/S/ MICHAEL GREY Michael Grey	Director	May 30, 2012

Signature	Title(s)	Date

/S/ ELAINE J. HERON Elaine J. Heron	Director	May 30, 2012

/S/ V. BRYAN LAWLIS V. Bryan Lawlis	Director	May 30, 2012

/S/ ALAN J. LEWIS Alan J. Lewis	Director	May 30, 2012

/S/ RICHARD A. MEIER Richard A. Meier	Director	May 30, 2012

/S/ WILLIAM D. YOUNG William D. Young	Director	May 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

5.1	Opinion of Paul Hastings LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC

23.3	Consent of Paul Hastings LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page)

*	To be filed by amendment or as an exhibit on a Current Report on Form 8-K under the Exchange Act.